Exhibit 99.1

SWK Holdings Corporation Announces Share Repurchase Program

Dallas, TX, December 6, 2018 – SWK Holdings Corporation (SWKH.OB) (“SWK” or the “Company”), a life science focused specialty finance company, today announced that its Board of Directors has authorized the Company to repurchase up to an aggregate of $3,500,000 of the Company’s Common Stock from time to time until May 31, 2019 through a “10b5-1 trading plan” in compliance with Rule 10b-18 under the Securities Exchange Act of 1934. Repurchases pursuant to the program may not exceed an aggregate of approximately 3% of the issued and outstanding shares of Common Stock pursuant to the terms of the Stockholders’ Agreement by and among affiliates of Carslon Capital, LP and the Company dated August 18, 2014.

The actual timing, number and value of shares repurchased under the program will depend on a number of factors, including the constraints specified in the 10b5-1 trading plan, price, and general market conditions. Pursuant to such Board authority, the Company adopted a written trading plan today for the purpose of repurchasing shares of its Common Stock in accordance with the guidelines specified under Rule 10b5-1 under the Securities Exchange Act of 1934. Purchases under the 10b5-1 trading plan could commence as early as December 7, 2018 provided that the purchase parameters set forth in the plan are met.

A trading plan under Rule 10b5-1 allows companies to repurchase shares at times when they might otherwise be prevented from doing so by securities laws or because of self-imposed trading blackout periods. Repurchases made under the trading plan are subject to the Securities and Exchange Commission’s regulations, as well as certain price, market, volume and timing constraints specified in the trading plan. Because repurchases under the trading plan are subject to such constraints, there is no guarantee as to the exact number of shares that will be repurchased under the trading plan.

Winston Black, Chief Executive Officer of SWK, commented, “We believe that the Company’s shares are undervalued, particularly compared to book value, and that repurchasing shares is in the best interests of our stockholders. We believe the repurchase of our shares is an attractive use of our capital.”

About SWK Holdings Corporation

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

CONTACT: SWK Investor Relations at (972) 687-7250 or investor.relations@swkhold.com.

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